Exhibit 99.1

HUMBL, Inc. Announces Joint Venture Agreement with MultiCortex to Expand its Artificial Intelligence (AI) Distribution

San Diego, CA – April 8, 2025 – HUMBL, Inc. (OTC: HMBL) is pleased to announce a joint venture agreement with MultiCortex, LLC, a U.S. and Brazilian-based company specializing in artificial intelligence (AI) and high-performance computing.

Under the terms of the agreement, HUMBL, Inc. will hold a 51% equity stake in the joint venture, while MultiCortex co-founders Bruno Ghizoni and Alessandro Faria will retain 49% and lead daily operations. HUMBL, Inc. will invest up to $3 million USD from its upcoming Regulation A+ public offering to support go-to-market initiatives and expansion.

The partnership will enable MultiCortex to further complete and commercialize its proprietary “Forest of Algorithms” — a federated large language model (LLM) platform designed to integrate multiple AI systems into a unified, intelligent framework.

Developed by MultiCortex CTO Alessandro Faria, the “Forest of Algorithms” enables seamless orchestration of diverse LLMs and has been recognized by NVIDIA for its innovation. The federated AI system will be distributed globally through major cloud marketplaces, including AWS, Google Cloud, Oracle Cloud, and Microsoft Azure.

Mr. Faria, a globally recognized leader in biometric AI and a member of the Intel International Council, has led the development of technologies that have processed over 100 million biometric identities. MultiCortex is a recognized partner of AWS and Intel, and is committed to delivering advanced AI solutions through global cloud ecosystems and enterprise channels.

“This venture allows us to take cutting-edge AI and deliver it globally through our commercial reach in the United States and Latin America,” said Thiago Moura, CEO of HUMBL, Inc. “Together, the companies aim to shape the future of AI through an integrated, collaborative model that prioritizes interoperability over competition.”

Looking ahead, the joint venture will support MultiCortex in expanding its sales, strategic partnerships, and financing capabilities within the U.S. market. It will also drive the development of tailored AI integrations for enterprise clients across specific use cases and industry verticals.

About HUMBL, Inc.

HUMBL, Inc. is shifting toward a shareholder value-centric model under the leadership of CEO Thiago Moura, Principal of Ybyra Capital — a Brazilian holding company with diversified investments, such as commodities and mining.

The company’s unique structure enables it to create two-way distribution pipelines throughout the United States and Latin America, leveraging Ybyra Capital’s established regional presence to offer strategic partners immediate access to high-growth markets.

About MultiCortex, LLC

MultiCortex, LLC is a U.S. and Brazilian-based artificial intelligence and high-performance computing company focused on developing advanced federated AI platforms. Co-founded by Bruno Ghizoni and Alessandro Faria, the company is the creator of the Forest of Algorithms — a proprietary system designed to integrate multiple large language models (LLMs) into a unified AI environment. Mr. Faria is a globally respected innovator in biometric AI and has served on the Intel International Council. Mr. Faria has developed Forest of Algorithms for the biometric sector, processing over 100 million individuals, and the company is a trusted partner of AWS and Intel.

MULTICORTEX | HPC FOR AI

HUMBL, Inc. (OTC: HMBL)

Investor Relations: IR@humbl.com

Media Contact: Media@humbl.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included herein are forward-looking statements. These forward-looking statements are identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “continue,” “may,” “will,” “could,” and similar expressions. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the ability to achieve the anticipated benefits of the joint venture, competitive conditions, and general market dynamics. HUMBL, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.